Exhibit 10.2

SECURITIES PURCHASE AGREEMENT

This SECURITIES PURCHASE AGREEMENT (this “Agreement”), dated as of January 27, 2025, is by and among NRx Pharmaceuticals, Inc., a Delaware corporation (the “Company”), and the buyers identified on the signature pages hereto (each, a “Buyer” and collectively, the “Buyers”).

RECITALS

WHEREAS, subject to the terms and conditions set forth in this Agreement and pursuant to (i) a currently effective shelf registration statement on Form S-3, which has at least $105,999,341.30 of unallocated securities, including Common Stock (as defined below), registered thereunder (Registration Number 333-265492) (the “Registration Statement”), which Registration Statement has been declared effective in accordance with the Securities Act of 1933, as amended (the “Securities Act”), by the United States Securities and Exchange Commission (the “SEC”), and (ii) an exemption from the registration requirements of Section 5 of the Securities Act contained in Section 4(a)(2) thereof and/or Regulation D thereunder as to the Warrants (as defined below) and the Warrant Shares (as defined below), the Company desires to issue and sell to the Buyers, and the Buyers desire to purchase from the Company, securities of the Company as more fully described herein.

AGREEMENT

NOW, THEREFORE, IN CONSIDERATION of the premises and the mutual covenants contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and Buyer hereby agree as follows:

1.	PURCHASE AND SALE OF SECURITIES

(a)    Closing. On the Closing Date, upon the terms and subject to the conditions set forth herein, the Company agrees to sell, and each Buyer agrees to purchase, up to an aggregate of approximately $3.5 million of Common Shares and Warrants in the amount set forth on Schedule 1 hereto. Each Buyer’s Subscription Amount as set forth on the signature page hereto executed by the Buyer shall be made available for “Delivery Versus Payment” (“DVP”) settlement with the Company or its designee. The Company shall deliver to each Buyer its respective Common Shares and Warrants as determined pursuant to Section 1(b)(I), and the Company and the Buyers shall deliver the other items set forth in Section 1(b) deliverable at the Closing. Upon satisfaction of the covenants and conditions set forth in Sections 1(b) and 1(c), the Closing shall occur at the offices of Disclosure Law Group, a Professional Corporation, with offices located at 600 West Broadway, Suite 700, San Diego, California, 92101, or such other location (including remotely by electronic transmission) as the parties shall mutually agree. Notwithstanding anything herein to the contrary and each Buyer’s Subscription Amount set forth on the signature pages attached hereto, the number of Common Shares purchased by each Buyer (and its Affiliates (as defined below)) hereunder shall not, when aggregated with all other shares of Common Stock owned by such Buyer (and its Affiliates) at such time, result in such Buyer beneficially owning (as determined in accordance with Section 13(d) of the Exchange Act) in excess of 9.9% of the then issued and outstanding Common Stock outstanding at the Closing (the “Beneficial Ownership Maximum”), and such Buyer’s Subscription Amount, to the extent it would otherwise exceed the Beneficial Ownership Maximum immediately prior to the Closing, shall be conditioned upon the issuance of Common Shares at the Closing to any other Buyer signatories hereto. To the extent that a Buyer’s beneficial ownership of the Common Shares would otherwise be deemed to exceed the Beneficial Ownership Maximum, such Buyer’s Subscription Amount shall automatically be reduced as necessary in order to comply with this Section 1(a).

(b)    Deliveries.

(i)    On or prior to the Closing Date, the Company shall deliver or cause to be delivered to the Buyers the following

(A)    this Agreement duly executed by the Company;

(B)    a legal opinion of Company counsel, in a form and substance reasonably satisfactory to the Buyers;

(C)    subject to Section 1(a), the Company shall have provided each Buyer with the Company’s wire instructions, on Company letterhead and executed by the Chief Executive Officer or Chief Financial Officer;

(D)    a copy of the irrevocable instructions to the Transfer Agent in customary form reasonably acceptable to the Buyers;

(E)    a letter or register from the Transfer Agent certifying the number of shares of Common Stock outstanding on the Closing Date immediately prior to such Closing;

(F)    evidence of an application or notification for listing of additional shares or an equivalent submission with the Trading Market (as defined below) to list or designate for quotation (as the case may be) the Securities;

(G)      a duly executed Officers’ Certificate in customary form reasonably acceptable to the Buyers;

(H)    a duly executed Secretary’s Certificate in customary form reasonably acceptable to the Buyers;

(I)    a Warrant registered in the name of each Buyer to purchase up to a number of shares of Common Stock equal to 100% of such Buyer’s Common Shares, with an exercise price equal to the Per Share Purchase Price, subject to adjustment therein; and

(J)    the Prospectus and Prospectus Supplement (which may be delivered in accordance with Rule 172 under the Securities Act).

(ii)    On or prior to the Closing Date, the Buyers shall deliver or cause to be delivered to the Company the following:

(A)    this Agreement duly executed by the Buyers; and

(B)    such Buyer’s Subscription Amount, which shall be made available for DVP settlement with the Company or its designee.

(c)    Closing Conditions.

(i)    The obligation of the Company hereunder to issue and sell the Securities to the Buyers at the Closing is subject to the satisfaction, at or before the Closing Date, of each of the following conditions, provided that these conditions are for the Company’s sole benefit and may be waived by the Company at any time in its sole discretion by providing the Buyers with prior written notice thereof

(A)    the representations and warranties of the Buyers shall be true and correct in all material respects as of the date when made and as of the Closing Date as though originally made at that time (except for representations and warranties that speak as of a specific date, which shall be true and correct as of such specific date), and the Buyers shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by each Buyer at or prior to the Closing Date; and

(B)    the delivery by each Buyer of the items set forth in Section 1(b)(ii).

(ii)    The obligation of each Buyer hereunder to purchase the Securities at the Closing is subject to the satisfaction, at or before the Closing Date, of each of the following conditions, provided that these conditions are for such Buyer’s sole benefit and may be waived by such Buyer at any time in its sole discretion by providing the Company with prior written notice thereof:

(A)    the representations and warranties of the Company shall be true and correct in all material respects as of the date when made and as of the Closing Date as though originally made at that time (except for representations and warranties that speak as of a specific date, which shall be true and correct as of such specific date) and the Company shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required to be performed, satisfied or complied with by the Company at or prior to the Closing Date;

(B)     there shall have been no Material Adverse Effect (as defined below) with respect to the Company since the date hereof;

(C)    no statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction that prohibits or directly, materially and adversely affects any of the transactions contemplated by this Agreement;

(D)     trading in the Common Shares shall not have been suspended by the SEC, the Trading Market or the Financial Industry Regulatory Authority, the Company shall not have received any final and non-appealable notice that the listing or quotation of the Common Shares on the Trading Market shall be terminated on a date certain (unless, prior to such date certain, the Common Shares is listed or quoted on any subsequent Trading Market), nor shall there have been imposed any suspension of, or restriction on, accepting additional deposits of the Common Shares, electronic trading or book-entry services by The Depository Trust Company (“DTC”) with respect to the Common Shares that is continuing, the Company shall not have received any notice from DTC to the effect that a suspension of, or restriction on, accepting additional deposits of the Common Shares, electronic trading or book-entry services by DTC with respect to the Common Shares is being imposed or is contemplated (unless, prior to such suspension or restriction, DTC shall have notified the Company in writing that DTC has determined not to impose any such suspension or restriction);

(E)     the Registration Statement shall be effective on the date of this Agreement and at the Closing Date, no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been instituted or shall be pending or contemplated by the SEC and any request on the part of the SEC for additional information shall have been complied with to the reasonable satisfaction of the Buyers; and

(F)    the delivery by the Company of the items set forth in Section 1(b)(i).

(d)    Defined Terms Used in This Agreement. In addition to the terms defined elsewhere herein, the following terms used in this Agreement shall be construed to have the meanings set forth or referenced below

(i)    “Affiliate” means an officer, director or a person that directly, or indirectly through one or more intermediaries, controls or is controlled by, or is under common control with a Person (as that term is defined in Rule 405 promulgated under the Securities Act).

(ii)    “Business Day” means any day other than Saturday, Sunday or other day on which commercial banks in The City of New York are authorized or required by law to remain closed.

(iii)    “Closing” means the closing of the purchase and sale of the Securities pursuant to Section 1(a).

(iv)    “Closing Date” means the Trading Day on which all of the Transaction Documents have been executed and delivered by the applicable parties thereto, and all conditions precedent to (i) the Buyers’ obligations to pay the Subscription Amount and (ii) the Company’s obligations to deliver the Securities, in each case, have been satisfied or waived, but in no event later than the second (2nd) Trading Day following the date hereof.

(v)    “Common Shares” means the shares of Common Stock issued or issuable to the Buyers pursuant to this Agreement, but excluding the Warrant Shares.

(vi)    “Common Stock” means the common stock of the Company, par value $0.001 per share, subject to adjustment for reverse and forward stock splits, stock dividends, stock combinations, and other similar transactions of the Common Stock that occur after the date of this Agreement, and up to and including the Closing Date.

(vii)    “Exempt Issuance” means the issuance of (a) shares of Common Stock or options to employees, officers or directors of the Company pursuant to any stock or option plan duly adopted for such purpose, by a majority of the non-employee members of the Board of Directors or a majority of the members of the compensation committee of the Company, (b) securities upon the exercise or exchange of any Securities issued hereunder and/or other securities exercisable or exchangeable for into shares of Common Stock issued and outstanding on the date of this Agreement, provided that such securities have not been amended after the date of this Agreement to increase the number of such securities or to decrease the exercise price, exchange price or conversion price of such securities (other than in connection with stock splits or combinations) or to extend the term of such securities, (c) securities issued pursuant to acquisitions or strategic transactions approved by a majority of the disinterested directors of the Company, provided that such securities are issued as “restricted securities” (as defined in Rule 144) and carry no registration rights that require or permit the filing of any registration statement in connection therewith during the prohibition period in Section 4(q) herein, and provided that any such issuance shall only be to a Person (or to the equityholders of a Person) which the majority of the disinterested directors of the Company believes in good-faith is, itself or through its subsidiaries, an operating company or an owner of an asset in a business synergistic with the business of the Company and shall provide to the Company additional benefits in addition to the investment of funds, but shall not include a transaction in which the Company is issuing securities primarily for the purpose of raising capital or to an entity whose primary business is investing in securities, and (d) securities issued pursuant to, or deemed “Exempt Securities” by, the terms and conditions of that certain Waiver and Consent Agreement, dated January 27, 2025, by and among the Company and the Buyers.

(viii)    “Per Share Purchase Price” equals $2.88, subject to adjustment for reverse and forward stock splits, stock dividends, stock combinations and other similar transactions of the Common Stock that occur after the date of this Agreement and prior to the Closing Date.

(ix)    “Person” shall mean an individual, a corporation, a partnership, a limited liability company, a trust or other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

(x)    “Preferred Stock” means (x) the Company’s blank check preferred stock, $0.001 par value per share, the terms of which may be designated by the board of directors of the Company in a certificate of designations, (y) the Company’s Series A Convertible Preferred Stock, and (z) any capital stock into which such preferred stock shall have been changed or any share capital resulting from a reclassification of such preferred stock (other than a conversion of such preferred stock into Common Stock in accordance with the terms of such certificate of designations).

(xi)    “Rule 144” means Rule 144 promulgated by the SEC pursuant to the Securities Act, as such Rule may be amended or interpreted from time to time, or any similar rule or regulation hereafter adopted by the SEC having substantially the same purpose and effect as such Rule.

(xii)    “Securities” means the Common Shares, the Warrants and the Warrant Shares.

(xiii)    “Subscription Amount” means the aggregate amount to be paid for the Common Shares and Warrants purchased hereunder as specified below each Buyer’s name on the signature page of this Agreement and next to the heading “Subscription Amount,” in United States dollars and in immediately available funds.

(xiv)    “Trading Day” means a day on which the principal Trading Market is open for trading

(xv)    “Trading Market” means any of the following markets or exchanges on which the Common Stock is listed or quoted for trading on the date in question: the NYSE American, the Nasdaq Capital Market, the Nasdaq Global Market, the Nasdaq Global Select Market or the New York Stock Exchange (or any successors to any of the foregoing).

(xvi)    “Transfer Agent” means Continental Stock Transfer & Trust, the current transfer agent of the Company, with a mailing address of 1 State Street 30th Floor, New York, NY 10004-1561, and any successor transfer agent of the Company.

(xvii)    “VWAP” means, for any date, the price determined by the first of the following clauses that applies: (a) if the Common Stock is then listed or quoted on a Trading Market, the daily volume weighted average price of the Common Stock for such date (or the nearest preceding date) on the Trading Market on which the Common Stock is then listed or quoted as reported by Bloomberg L.P. (based on a Trading Day from 9:30 a.m. (New York City time) to 4:02 p.m. (New York City time)), (b) if OTCQB or OTCQX is not a Trading Market, the volume weighted average price of the Common Stock for such date (or the nearest preceding date) on OTCQB or OTCQX as applicable, (c) if the Common Stock is not then listed or quoted for trading on OTCQB or OTCQX and if prices for the Common Stock are then reported on the Pink Open Market (or a similar organization or agency succeeding to its functions of reporting prices), the most recent bid price per share of Common Stock so reported, or (d) in all other cases, the fair market value of a share of Common Stock as determined by an independent appraiser selected in good faith by the holders of a majority in interest of the Common Shares then outstanding and reasonably acceptable to the Company, the fees and expenses of which shall be paid by the Company.

(xviii)    “Warrants” means, collectively, the Common Stock purchase warrants delivered to the Buyers at the Closing in accordance with Section 1(b)(i)(I) hereof, in the form set forth on Exhibit A hereto.

(xix)    “Warrant Shares” means the shares of Common Stock issuable upon exercise of the Warrants.

2.	REPRESENTATIONS AND WARRANTIES OF THE BUYERS.

Except as set forth in the correspondingly numbered Section of the Disclosure Schedules, each Buyer, for itself and for no other Buyer, represents and warrants to the Company that the statements contained in this Section 2 are true and correct as of the date hereof and as of the Closing Date:

(a)    Organization and Authority. Such Buyer is a corporation duly organized, validly existing and in good standing under the laws of the Cayman Islands. Such Buyer has full corporate power and authority to enter into this Agreement and the other Transaction Documents to which such Buyer is a party, to carry out its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. The execution and delivery by such Buyer of this Agreement and any other Transaction Document to which such Buyer is a party, the performance by such Buyer of its obligations hereunder and thereunder and the consummation by such Buyer of the transactions contemplated hereby and thereby have been duly authorized by all requisite corporate action on the part of such Buyer. This Agreement has been duly executed and delivered by such Buyer, and (assuming due authorization, execution, and delivery by the Company) this Agreement constitutes a legal, valid, and binding obligation of such Buyer enforceable against such Buyer in accordance with its terms, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally, the enforcement of applicable creditors’ rights and remedies and except as rights to indemnification and to contribution may be limited by federal or state securities law. When each other Transaction Document to which such Buyer is or will be a party has been duly executed and delivered by such Buyer (assuming due authorization, execution, and delivery by each other party thereto), such Transaction Document will constitute a legal and binding obligation of such Buyer enforceable against it in accordance with its terms.

(b)    No Conflicts; Consents. The execution, delivery and performance by such Buyer of this Agreement and the consummation by such Buyer of the transactions contemplated hereby will not (i) result in a violation of the organizational documents of such Buyer, (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which such Buyer is a party, (iii) result in a violation of any law, rule, regulation, order, judgment or decree (including federal and state securities laws) applicable to such Buyer, or (iv) result in the imposition of a mortgage, pledge, security interest, encumbrance, charge or other lien on any asset of such Buyer, except, in the case of clauses (ii) and (iii) above, for such conflicts, defaults, rights or violations which could not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the ability of such Buyer to perform its obligations hereunder. Such Buyer is not required to obtain any consent from, authorization or order of, or make any filing or registration with, any Governmental Entity (as defined below) or any regulatory or self- regulatory agency or any other Person in order for it to execute, deliver or perform any of its respective obligations under or contemplated by the Transaction Documents, in each case, in accordance with the terms hereof or thereof. “Governmental Entity” means any nation, state, county, city, town, village, district, or other political jurisdiction of any nature, federal, state, local, municipal, foreign, or other government, governmental or quasi-governmental authority of any nature (including any governmental agency, branch, department, official, or entity and any court or other tribunal), multi- national organization or body; or body exercising, or entitled to exercise, any administrative, executive, judicial, legislative, police, regulatory, or taxing authority or power of any nature or instrumentality of any of the foregoing, including any entity or enterprise owned or controlled by a government or a public international organization or any of the foregoing.

(c)    Access to Information. All materials relating to the business, finances and operations of the Company (including the Company’s most recent Annual Report on Form 10-K and most recent Quarterly Report on Form 10-Q) and materials relating to the offer and sale of the Securities which have been specifically requested by such Buyer or its counsel have been made available to such Buyer and its counsel, if any, and such Buyer has been afforded, (i) the opportunity to ask such questions as it has deemed necessary of, and to receive answers from, representatives of the Company concerning the terms and conditions of the offering of the Securities and the merits and risks of investing in the Securities; (ii) access to information about the Company and its financial condition, results of operations, business, properties, management and prospects sufficient to enable it to evaluate its investment; and (iii) the opportunity to obtain such additional information that the Company possesses or can acquire without unreasonable effort or expense that is necessary to make an informed investment decision with respect to the investment.

(d)    Governmental Review. Such Buyer understands that no United States federal or state agency or any other government or governmental agency has passed upon or made any recommendation or endorsement of the Securities.

(e)    OFAC.

(i)    Such Buyer should check the Office of Foreign Assets Control (“OFAC”) website at http://www.treas.gov/ofac before making the following representations. Such Buyer represents that the amounts invested by it in the Company pursuant to this Agreement were not and are not directly or indirectly derived from activities that contravene federal, state or international laws and regulations, including anti-money laundering laws and regulations. Federal regulations and Executive Orders administered by OFAC prohibit, among other things, the engagement in transactions with, and the provision of services to, certain foreign countries, territories, entities and individuals. The lists of OFAC prohibited countries, territories, persons and entities can be found on the OFAC website at http://www.treas.gov/ofac. In addition, the programs administered by OFAC (the “OFAC Programs”) prohibit dealing with individuals or entities in certain countries regardless of whether such individuals or entities appear on the OFAC lists; and

(ii)    To the best of such Buyer’s knowledge, none of: (1) such Buyer; (2) any person controlling or controlled by such Buyer; (3) if such Buyer is a privately-held entity, any person having a beneficial interest in such Buyer; or (4) any person for whom such Buyer is acting as agent or nominee in connection with this investment is a country, territory, individual or entity named on an OFAC list, or a person or entity prohibited under the OFAC Programs. Please be advised that the Company may not accept any amounts from a prospective investor if such prospective investor cannot make the representation set forth in the preceding paragraph. Such Buyer agrees to promptly notify the Company should such Buyer become aware of any change in the information set forth in these representations. Such Buyer understands and acknowledges that, by law, the Company may be obligated to “freeze the account” of such Buyer, either by prohibiting additional subscriptions from such Buyer, declining any redemption requests and/or segregating the assets in the account in compliance with governmental regulations, and may also be required to report such action and to disclose such Buyer's identity to OFAC. Such Buyer further acknowledges that the Company may, by written notice to such Buyer, suspend the redemption rights, if any, of such Buyer if the Company reasonably deems it necessary to do so to comply with anti-money laundering regulations applicable to the Company or any of the Company's other service providers. These individuals include specially designated nationals, specially designated narcotics traffickers and other parties subject to OFAC sanctions and embargo programs.

(f)    KYC.

(i)    To the best of such Buyer’s knowledge, none of: (1) such Buyer; (2) any person controlling or controlled by such Buyer; (3) if such Buyer is a privately-held entity, any person having a beneficial interest in such Buyer; or (4) any person for whom such Buyer is acting as agent or nominee in connection with this investment is a senior foreign political figure, or any immediate family member or close associate of a senior foreign political figure, as such terms are defined in the footnotes below; and

(ii)    To the best of such Buyer’s knowledge, none of: (1) such Buyer; (2) any person controlling or controlled by such Buyer; (3) if such Buyer is a privately-held entity, any person having a beneficial interest in such Buyer; or (4) any person for whom such Buyer is acting as agent or nominee in connection with this investment is a senior foreign political figure, or any immediate family member or close associate of a senior foreign political figure, as such terms are defined in the footnotes below; and

(iii)    If such Buyer is affiliated with a non-U.S. banking institution (a “Foreign Bank”), or if such Buyer receives deposits from, makes payments on behalf of, or handles other financial transactions related to a Foreign Bank, such Buyer represents and warrants to the Company that: (1) the Foreign Bank has a fixed address, other than solely an electronic address, in a country in which the Foreign Bank is authorized to conduct banking activities; (2) the Foreign Bank maintains operating records related to its banking activities; (3) the Foreign Bank is subject to inspection by the banking authority that licensed the Foreign Bank to conduct banking activities; and (4) the Foreign Bank does not provide banking services to any other Foreign Bank that does not have a physical presence in any country and that is not a regulated affiliate.

(g)    Understandings or Arrangements. Such Buyer is acquiring the Securities as principal for its own account and has no direct or indirect arrangement or understandings with any other persons to distribute or regarding the distribution of such Securities (this representation and warranty not limiting such Buyer’s right to sell the Common Shares pursuant to the Registration Statement or otherwise in compliance with applicable federal and state securities laws). Such Buyer is acquiring the Securities hereunder in the ordinary course of its business. Such Buyer understands that the Warrants and the Warrant Shares are “restricted securities” and have not been registered under the Securities Act or any applicable state securities law and is acquiring such Securities as principal for his, her or its own account and not with a view to or for distributing or reselling such Securities or any part thereof in violation of the Securities Act or any applicable state securities law, has no present intention of distributing any of such Securities in violation of the Securities Act or any applicable state securities law and has no direct or indirect arrangement or understandings with any other persons to distribute or regarding the distribution of such Securities in violation of the Securities Act or any applicable state securities law (this representation and warranty not limiting such Buyer’s right to sell such Securities pursuant to a registration statement or otherwise in compliance with applicable federal and state securities laws)

(h)    Status. At the time such Buyer was offered the Securities, it was, and as of the date hereof it is, and on each date on which it exercises any Warrants, it will be an “accredited investor” as defined in Rule 501(a)(1), (a)(2), (a)(3), (a)(7) or (a)(8) under the Securities Act.

(i)    Experience of Such Buyer. Such Buyer, either alone or together with its representatives, has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the Securities, and has so evaluated the merits and risks of such investment. Such Buyer is able to bear the economic risk of an investment in the Securities and, at the present time, is able to afford a complete loss of such investment.

(j)    General Solicitation. Such Buyer is not purchasing the Securities as a result of any advertisement, article, notice or other communication regarding the Securities published in any newspaper, magazine or similar media or broadcast over television or radio or presented at any seminar or, to the knowledge of such Buyer, any other general solicitation or general advertisement.

(k)    Brokers. Except as set forth in Section 2(k) of the Disclosure Schedules, no broker, finder, or investment banker is entitled to any brokerage, finder’s, or other fee or commission in connection with the transactions contemplated by this Agreement or any other Transaction Document based upon arrangements made by or on behalf of such Buyer.

3.	REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

Except as set forth in the correspondingly numbered Section of the Disclosure Schedules, the Company represents and warrants to the Buyers that the statements contained in this Section 3 are true and correct as of the date hereof and as of the Closing Date:

(a)    Organization and Qualification. Each of the Company and each of its Subsidiaries are entities duly organized and validly existing and in good standing under the laws of the jurisdiction in which they are formed, and have the requisite power and authority to own their properties and to carry on their business as now being conducted and as presently proposed to be conducted. Each of the Company and each of its Subsidiaries is duly qualified as a foreign entity to do business and is in good standing in every jurisdiction in which its ownership of property or the nature of the business conducted by it makes such qualification necessary, except to the extent that the failure to be so qualified or be in good standing would not reasonably be expected to have a Material Adverse Effect (as defined below). As used in this Agreement, “Material Adverse Effect” means any material adverse effect on (i) the business, properties, assets, liabilities, operations (including results thereof), condition (financial or otherwise) or prospects of the Company or any Subsidiary, individually or taken as a whole, (ii) the transactions contemplated hereby or in any of the other Transaction Documents or any other agreements or instruments to be entered into in connection herewith or therewith or (iii) the authority or ability of the Company or any of its Subsidiaries to perform any of their respective obligations under any of the Transaction Documents (as defined below). Other than the Persons (as defined below) set forth on Section 3(a) of the Disclosure Schedules, the Company has no Subsidiaries. “Subsidiaries” means any Person in which the Company, directly or indirectly, (A) owns any of the outstanding capital stock or holds any equity or similar interest of such Person or (B) controls or operates all or any part of the business operations or administration of such Person, and each of the foregoing, is individually referred to herein as a “Subsidiary”.

(b)    Authorization; Enforcement; Validity. The Company has the requisite power and authority to enter into and perform its obligations under this Agreement and the other Transaction Documents and to issue the Securities in accordance with the terms hereof and thereof. The execution and delivery of this Agreement and the other Transaction Documents by the Company and the consummation by the Company of the transactions contemplated hereby and thereby (including, without limitation, the issuance of the Securities) have been duly authorized by the Company’s board of directors and (other than the filing with the SEC of the prospectus supplement required by the Registration Statement pursuant to Rule 424(b) under the Securities Act (the “Prospectus Supplement”) supplementing the base prospectus forming part of the Registration Statement (the “Prospectus”) and any other filings as may be required by any state securities agencies) no further filing, consent or authorization is required by the Company, its board of directors or its stockholders or other governing body other than: (i) the filings required pursuant to Section 4(k) of this Agreement, (ii) the filing with the SEC of the Prospectus Supplement, (iii) application(s) to each applicable Trading Market for the listing of the Common Shares and Warrant Shares for trading thereon in the time and manner required thereby, (iv) the filing of Form D with the SEC, (v) such filings as are required to be made under applicable state securities laws, and (vi) (collectively, the “Required Approvals”). This Agreement has been, and the other Transaction Documents will be prior to the Closing, duly executed and delivered by the Company, and each constitutes the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with its respective terms, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally, the enforcement of applicable creditors’ rights and remedies and except as rights to indemnification and to contribution may be limited by federal or state securities law. “Transaction Documents” means, collectively, this Agreement, the Common Shares, the Warrants, the Irrevocable Transfer Agent Instructions (as defined below) and each of the other agreements and instruments entered into or delivered by any of the parties hereto in connection with the transactions contemplated hereby and thereby, as may be amended from time to time.

(c)    Capitalization.

(i)    Reserved.

(ii)    Authorized and Outstanding Capital Stock.As of the date hereof, the authorized capital stock of the Company consists of (A) 500,000,000 shares of Common Stock, of which, 15,700,369 are issued and outstanding and 4,923,008 shares are reserved for issuance pursuant to Convertible Securities (as defined below) (other than the Common Shares and Warrants) exercisable or exchangeable for, or convertible into, shares of Common Stock and; (B) 50,000,000 shares of Preferred Stock, of which none are issued and outstanding. No shares of Common Stock are held in the treasury of the Company.

(iii)    Valid Issuance; Available Shares; Affiliates. All of such outstanding shares of Common Stock are duly authorized and have been, or upon issuance will be, validly issued and are fully paid and nonassessable. Section 3(c)(iii) of the Disclosure Schedules discloses the number of shares of Common Stock that are, as of the date hereof, owned by Persons who are “affiliates” (as defined in Rule 405 of the Securities Act and calculated based on the assumption that only officers, directors and holders of at least 10% of the Company’s issued and outstanding Common Stock are “affiliates” without conceding that any such Persons are “affiliates” for purposes of federal securities laws) of the Company or any of its Subsidiaries.

(iv)    Existing Securities; Obligations. Except as set forth in Section 3(c)(iv) of the Disclosure Schedules: (A) none of the Company’s or any Subsidiary’s shares, interests or capital stock is subject to preemptive rights or any other similar rights or Liens suffered or permitted by the Company or any Subsidiary; (B) there are no outstanding options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, or exercisable or exchangeable for, any shares, interests or capital stock of the Company or any of its Subsidiaries, or contracts, commitments, understandings or arrangements by which the Company or any of its Subsidiaries is or may become bound to issue additional shares, interests or capital stock of the Company or any of its Subsidiaries or options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, or exercisable or exchangeable for, any shares, interests or capital stock of the Company or any of its Subsidiaries; (C) there are no agreements or arrangements under which the Company or any of its Subsidiaries is obligated to register the sale of any of their securities under the Securities Act (except pursuant to this Agreement); (D) there are no outstanding securities or instruments of the Company or any of its Subsidiaries which contain any redemption or similar provisions, and there are no contracts, commitments, understandings or arrangements by which the Company or any of its Subsidiaries is or may become bound to redeem a security of the Company or any of its Subsidiaries; (E) there are no securities or instruments containing anti-dilution or similar provisions that will be triggered by the issuance of the Securities; and (F) neither the Company nor any Subsidiary has any stock appreciation rights or “phantom stock” plans or agreements or any similar plan or agreement.

(d)    Issuance of Securities; Registration Statement. The Common Shares are duly authorized and, upon issuance and payment in accordance with the terms of the Transaction Documents, shall be duly and validly issued, fully paid and non-assessable and free from all preemptive or similar rights, mortgages, defects, claims, liens, pledges, charges, taxes, rights of first refusal, encumbrances, security interests and other encumbrances (collectively “Liens”) with respect to the issuance thereof. The Warrant Shares, when issued in accordance with the terms of the Warrants, will be validly issued, fully paid and nonassessable, free and clear of all Liens imposed by the Company. The Company has reserved from its duly authorized capital the maximum number of Common Shares issuable pursuant to this Agreement, and the Company will have reserved from its duly authorized capital the maximum number of shares of Common Stock issuable upon exercise of the Warrants pursuant to the terms thereof. The Company has prepared and filed the Registration Statement in conformity with the requirements of the Securities Act, which became effective on June 21, 2022, including the Prospectus, and such amendments and supplements thereto as may have been required to the date of this Agreement. The issuance by the Company of the Common Shares has been registered under the Securities Act, the Common Shares are being issued pursuant to the Registration Statement and all of the Common Shares are freely transferable and freely tradable by each Buyer without restriction, whether by way of registration or some exemption therefrom. The Registration Statement is effective and available for the issuance of the Common Shares thereunder and the Company has not received any notice that the SEC has issued or intends to issue a stop-order with respect to the Registration Statement or that the SEC otherwise has suspended or withdrawn the effectiveness of the Registration Statement, either temporarily or permanently, or intends or has threatened in writing to do so. The Company, if required by the rules and regulations of the SEC, shall file the Prospectus Supplement with the SEC pursuant to Rule 424(b). The “Plan of Distribution” section under the Registration Statement permits the issuance and sale of the Common Shares hereunder and as contemplated by the other Transaction Documents. Upon receipt of the Securities, each Buyer will have good and marketable title to the Securities. The Registration Statement and any prospectus included therein, including the Prospectus and the Prospectus Supplement, complied in all material respects with the requirements of the Securities Act and the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and the rules and regulations of the SEC promulgated thereunder and all other Applicable Laws (as defined below). At the time the Registration Statement and any amendments thereto became effective, at the date of this Agreement and at each deemed effective date thereof pursuant to Rule 430B(f)(2) of the Securities Act, the Registration Statement and any amendments thereto complied and will comply in all material respects with the requirements of the Securities Act and did not and will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading. The Prospectus and any amendments or supplements thereto (including, without limitation the Prospectus Supplement), at the time the Prospectus or any amendment or supplement thereto was issued and at the Closing Date, complied, and will comply, in all material respects with the requirements of the Securities Act and did not, and will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. All corporate action required to be taken for authorization, issuance and sale of the Common Shares, Warrants and Warrant Shares have been duly and validly taken. The Securities conform in all material respects to all statements with respect thereto contained in the Registration Statement and the Prospectus Supplement. The Company meets all of the requirements for the use of Form S-3 under the Securities Act for the offering and sale of the Securities contemplated by this Agreement and the other Transaction Documents, and the SEC has not notified the Company of any objection to the use of the form of the Registration Statement pursuant to Rule 401(g)(1) under the Securities Act. The Registration Statement meets the requirements set forth in Rule 415(a)(1)(x) under the Securities Act. At the earliest time after the filing of the Registration Statement that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) under the Securities Act) relating to any of the Securities, the Company was not and is not an “Ineligible Issuer” (as defined in Rule 405 under the Securities Act).

(e)    No Conflicts. Except as set forth in Section 3(e) of the Disclosure Schedules, the execution, delivery and performance of this Agreement and the other Transaction Documents by the Company and the consummation by the Company of the transactions contemplated hereby and thereby (including, without limitation, the issuance of the Securities) will not (i) result in a violation of the second amended and restated certificate of incorporation of the Company (including, without limitation, any certificate of designation contained therein), second amended and restated bylaws of the Company, certificate of formation, memorandum of association, articles of association, bylaws or other organizational documents of the Company or any of its Subsidiaries, or any capital stock or other securities of the Company or any of its Subsidiaries, (ii) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, result in the creation of any Lien upon any of the properties or assets of the Company or any Subsidiary, or give to others any rights of termination, amendment, anti-dilution or similar adjustments, acceleration or cancellation (with or without notice, lapse of time or both) of, any agreement, credit facility, debt or other instrument (evidencing a Company or Subsidiary debt or otherwise) or other understanding to which the Company or any Subsidiary is a party or by which any property or asset of the Company or any Subsidiary is bound or affected, (iii) result in a violation of any law, rule, regulation, order, judgment or decree (including United States federal and state securities laws, rules and regulations, and the rules and regulations of the Trading Market to which either the Company or its securities are subject) applicable to the Company or any of its Subsidiaries or by which any property or asset of the Company or any of its Subsidiaries is bound or affected, or (iv) result in the imposition of a mortgage, pledge, security interest, encumbrance, charge or other lien on any asset of the Company or any Subsidiary (except, with respect to clauses (ii) and (iii), for such conflicts, defaults, terminations, amendments, accelerations, cancellations and violations that would not, individually or in the aggregate, have a Material Adverse Effect).

(f)    Compliance. Except as set forth in Section 3(f) of the Disclosure Schedules, neither the Company nor any of its Subsidiaries is in violation of its Articles of Incorporation, Bylaws or other organizational documents, and neither the Company nor any of its Subsidiaries is in default (and no event has occurred that with notice or lapse of time or both would put the Company or any of its Subsidiaries in default) under, nor has there occurred any event giving others (with notice or lapse of time or both) any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Company or any of its Subsidiaries is a party. The businesses of the Company and its Subsidiaries are not being conducted, and shall not be conducted so long as any Buyer (or any of its respective Affiliates) own any of the Common Shares, in violation of any law, ordinance or regulation of any Governmental Entity, except for possible violations the sanctions for which either singly or in the aggregate have not had and would not have a Material Adverse Effect. Neither the Company, nor any of its Subsidiaries, nor any director, officer, agent, employee or other person acting on behalf of the Company or any Subsidiary has, in the course of his actions for, or on behalf of, the Company, used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expenses relating to political activity, made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds, violated or is in violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977, or made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment to any foreign or domestic government official or employee. The Company and its Subsidiaries possess all certificates, authorizations and permits issued by the appropriate federal, state, provincial or foreign regulatory authorities that are material to the conduct to its business, and neither the Company nor any of its Subsidiaries has received any notice of proceeding relating to the revocation or modification of any such certificate, authorization or permit. The Company has complied in all material respects with and is not in default or violation in any material respect of, and is not, to the Company’s knowledge, under investigation with respect to or has not been, to the knowledge of the Company, threatened to be charged with or given notice of any violation of, any applicable federal, state, local or foreign law, statute, ordinance, license, rule, regulation, policy or guideline, order, demand, writ, injunction, decree or judgment of any federal, state, local or foreign governmental or regulatory authority. Except for statutory or regulatory restrictions of general application, no federal, state, local or foreign governmental or regulatory authority has placed any material restriction on the business or properties of the Company.

(g)    SEC Documents, Financial Statements. SEC Documents; Financial Statements. The Company has timely filed all reports, schedules, forms, proxy statements, statements and other documents required to be filed by it with the SEC pursuant to the reporting requirements of the Exchange Act (all of the foregoing filed prior to the date hereof and all exhibits and appendices included therein and financial statements, notes and schedules thereto and documents incorporated by reference therein being hereinafter referred to as the “SEC Documents”). The Company has delivered or has made available to each Buyer or their respective representatives true, correct and complete copies of each of the SEC Documents not available on the EDGAR system. As of their respective dates, the SEC Documents complied in all material respects with the requirements of the Exchange Act and the rules and regulations of the SEC promulgated thereunder applicable to the SEC Documents, and none of the SEC Documents, at the time they were filed with the SEC, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. As of their respective dates, the financial statements of the Company included in the SEC Documents complied in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto as in effect as of the time of filing. Such financial statements have been prepared in accordance with generally accepted accounting principles (“GAAP”), consistently applied, during the periods involved (except (i) as may be otherwise indicated in such financial statements or the notes thereto, or (ii) in the case of unaudited interim statements, to the extent they may exclude footnotes or may be condensed or summary statements) and fairly present in all material respects the financial position of the Company as of the dates thereof and the results of its operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments which will not be material, either individually or in the aggregate). The reserves, if any, established by the Company or the lack of reserves, if applicable, are reasonable based upon facts and circumstances known by the Company on the date hereof and there are no loss contingencies that are required to be accrued by the Statement of Financial Accounting Standard No. 5 of the Financial Accounting Standards Board which are not provided for by the Company in its financial statements or otherwise. The Company is not currently contemplating to amend or restate any of the financial statements (including, without limitation, any notes or any letter of the independent accountants of the Company with respect thereto) included in the SEC Documents (the “Financial Statements”), nor is the Company currently aware of facts or circumstances which would require the Company to amend or restate any of the Financial Statements, in each case, in order for any of the Financials Statements to be in compliance with GAAP and the rules and regulations of the SEC. The Company has not been informed by its independent accountants that they recommend that the Company amend or restate any of the Financial Statements or that there is any need for the Company to amend or restate any of the Financial Statements.

(h)    Absence of Certain Changes. Since the date of the latest audited financial statements included within the SEC Documents, and except as set forth in Section 3(h) of the Disclosure Schedules, (i) there has not been any change in the capital stock (other than pursuant to the Company’s stock plans pursuant to the Company’s equity incentive plan, pursuant to the conversion or exercise of outstanding securities that are convertible into or exercisable for Common Stock, or pursuant to publicly disclosed equity or debt financings) or long-term debt of the company, or any dividend or distribution of any kind declared, set aside for payment, paid or made by the Company on any class of capital stock; (ii) the Company has not entered into any transaction or agreement that is material to the Company taken as a whole or incurred any liability or obligation, direct or contingent, that is material to the Company and, except as contemplated by this Agreement, has not made any material change or amendment to a material contract or arrangement by which the Company or any of its assets or properties is bound or subject; (iii) the Company has not sustained any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor disturbance or dispute or any action, order or decree of any court or arbitrator or governmental or regulatory authority; and (iv) there has been no material adverse change and no material adverse development in the business, properties, operations, prospects, financial condition or results of operations of the Company and its Subsidiaries, taken as a whole. The Company has not taken any steps, and does not currently expect to take any steps, to seek protection pursuant to any bankruptcy or receivership law, nor does the Company or any of its Subsidiaries have any knowledge or reason to believe that its creditors intend to initiate involuntary bankruptcy proceedings with respect to the Company or any of its Subsidiaries.

(i)    Absence of Litigation. There is no action, suit, proceeding, inquiry or investigation before or by any court, public board, government agency, self-regulatory organization or body (including, without limitation, the SEC) pending or affecting the Company, any of its subsidiaries, or any of their respective directors or officers in their capacities as such. To the knowledge of the Company or any of its Subsidiaries, except as set forth in Section 3(i) of the Disclosure Schedules, there are no actions, suits, proceedings, inquiries or investigations before or by any court, public board, government agency, self-regulatory organization or body (including, without limitation, the SEC) threatened against the Company, any of its Subsidiaries, or any of their respective directors or officers in their capacities as such, which, if determined adversely, could, either individually or in the aggregate, have a Material Adverse Effect. There are no facts which, if known by a potential claimant or governmental authority, could give rise to a claim or proceeding which, if asserted or conducted with results unfavorable to the Company or any of its Subsidiaries, could reasonably be expected to have a Material Adverse Effect.

(j)    Intellectual Property. The Company and its Subsidiaries own or possess adequate rights or licenses to use all trademarks, trade names, service marks, service mark registrations, service names, original works of authorship, patents, patent rights, copyrights, inventions, licenses, approvals, governmental authorizations, trade secrets and other intellectual property rights and all applications and registrations therefor (“Intellectual Property Rights”) necessary to conduct their respective businesses as now conducted. None of the Company’s Intellectual Property Rights have expired or terminated or have been abandoned or are expected to expire or terminate or are expected to be abandoned, within three years from the date of this Agreement. The Company does not have any knowledge of any infringement by the Company or its Subsidiaries of Intellectual Property Rights of others. There is no claim, action or proceeding being made or brought, or to the knowledge of the Company or any of its Subsidiaries, being threatened, against the Company or any of its Subsidiaries regarding its Intellectual Property Rights. Neither the Company nor any of its Subsidiaries is aware of any facts or circumstances which might give rise to any of the foregoing infringements or claims, actions or proceedings. The Company and its Subsidiaries have taken reasonable security measures to protect the secrecy, confidentiality and value of all of their Intellectual Property Rights.

(k)    Title. The Company and its Subsidiaries have good and marketable title in fee simple to all real property and good and merchantable title to all personal property owned by them that is material to the business of the Company and its Subsidiaries, in each case free and clear of all liens, encumbrances and defects except such as do not materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by the Company and its Subsidiaries. Any real property and facilities held under lease by the Company and its Subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not materially interfere with the use made and proposed to be made of such property and buildings by the Company and its Subsidiaries.

(l)    Tax Status. Except as set forth on Section 3(l) of the Disclosure Schedule, the Company and each of its Subsidiaries has made or filed all foreign, U.S. federal, state, provincial and local income and all other tax returns, reports and declarations required by any jurisdiction to which it is subject (unless and only to the extent that the Company and each of its Subsidiaries has set aside on its books provisions reasonably adequate for the payment of all unpaid and unreported taxes) and has paid all taxes and other governmental assessments and charges shown or determined to be due on such returns, reports and declarations, except those being contested in good faith and has set aside on its books provisions reasonably adequate for the payment of all taxes for periods subsequent to the periods to which such returns, reports or declarations apply. There are no unpaid taxes in any material amount claimed to be due by the taxing authority of any jurisdiction, and the officers of the Company know of no basis for any such claim. The Company has not executed a waiver with respect to any statute of limitations relating to the assessment or collection of any foreign, federal, state, provincial or local tax. None of the Company’s tax returns is presently being audited by any taxing authority.

(m)    Insurance. The Company and each of its Subsidiaries has in force fire, casualty, product liability and other insurance policies, with extended coverage, sufficient in amount to allow it to replace any of its material properties or assets which might be damaged or destroyed or sufficient to cover liabilities to which the Company may reasonably become subject, and such types and amounts of other insurance with respect to its business and properties, on both a per occurrence and an aggregate basis, as are customarily carried by persons engaged in the same or similar business as the Company. No default or event has occurred that could give rise to a default under any such policy.

(n)    Listing and Maintenance Requirements. The Common Stock is registered pursuant to Section 12(b) of the Exchange Act, and the Company has taken no action designed to, or which to its knowledge is likely to have the effect of, terminating the registration of the Common Stock under the Exchange Act nor has the Company received any notification that the SEC is contemplating terminating such registration. Except as disclosed in the SEC Reports, the Company has not, in the twelve (12) months preceding the date hereof, received notice from any Trading Market on which the Common Stock is or has been listed or quoted to the effect that the Company is not in compliance with the listing or maintenance requirements of such Trading Market. The Common Stock is currently eligible for electronic transfer through The DTC or another established clearing corporation and the Company is current in payment of the fees to the DTC (or such other established clearing corporation) in connection with such electronic transfer.

(o)    No Brokers. Except as set forth on Section 3(o) of the Disclosure Schedules, the Company has taken no action that would give rise to any claim by any person for brokerage commissions, finder’s fees or similar payments by any Buyer relating to this Agreement or the transactions contemplated hereby.

(p)    Internal Control over Financial Reporting. The Company maintains a system of internal control over financial reporting (as such term is defined in Rule 13a-15(f) of the Exchange Act) that complies with the requirements of the Exchange Act and has been designed by the Company’s principal executive officer and principal financial officer, or under their supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with GAAP. The Company does not have any material weaknesses in its internal control over financial reporting. Since the date of the latest audited financial statements included in the SEC Documents, there has been no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting.

(q)    Disclosure Controls and Procedures. The Company maintains disclosure controls and procedures (as such term is defined in Rule 13a-15(e) of the Exchange Act) that comply with the requirements of the Exchange Act. Such disclosure controls and procedures have been designed to ensure that material information relating to the Company is accumulated and communicated to the Company’s management, including the Company’s principal executive officer and principal financial officer, by others within those entities.

(r)    Sarbanes-Oxley Compliance. The Company and the Company’s directors and officers, in their capacities as such, are in compliance with any provision of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith (“SOX”), including Section 402 related to loans and Sections 302 and 906 related to certifications, and neither the Company nor any of its officers has received notice from any Governmental Entity questioning or challenging the accuracy, completeness, content, form or manner of filing or submission of such certifications. The Company has no reasonable basis to believe that it will not continue to be in compliance with SOX as in effect on the Closing Date (including, without limitation, the requirements of Section 404 thereof).

(s)    Disclosure. The representations and warranties of the Company contained herein are true and correct in all material respects and the Company has not omitted to state any material fact necessary in order to make the statements made herein or therein, in light of the circumstances under which they were made, not misleading. No event or circumstance has occurred or exists with respect to the Company or its Subsidiaries or their respective businesses, properties, prospects, operations or financial conditions, which has not been publicly disclosed but, under applicable law, rule or regulation, would be required to be disclosed by the Company in a registration statement filed on the date hereof by the Company under the Securities Act with respect to a primary issuance of the Company’s securities.

(t)    Subsidiaries. All of the direct and indirect subsidiaries of the Company are set forth on Section 3(t) of the Disclosure Schedule. The Company owns, directly or indirectly, all of the capital stock or other equity interests of each Subsidiary except as set forth on Section 3(t) of the Disclosure Schedule, free and clear of any Liens, and all of the issued and outstanding shares of capital stock of each Subsidiary are validly issued and are fully paid, non-assessable and free of preemptive and similar rights to subscribe for or purchase securities. If the Company has no subsidiaries, all other references to the Subsidiaries or any of them in the Transaction Documents shall be disregarded.

(u)     Regulatory Permits. The Company and the Subsidiaries possess all certificates, licenses, authorizations approvals, clearances, consents, registration and permits issued by the appropriate federal, state, local or foreign regulatory authorities applicable to the Company (“Applicable Laws”) necessary to conduct their respective businesses as described in the SEC Reports, except where the failure to possess such permits would not reasonably be expected to result in a Material Adverse Effect (each, an “Authorization”), and neither the Company nor any Subsidiary has received any notice of proceedings relating to the revocation or modification of any Authorization or the noncompliance with any ordinance, law, rule or regulation applicable to the Company. The disclosures in the Registration Statement, if any, concerning the effects of federal, state, local and all foreign regulation on the Company’s business as currently contemplated are correct in all material respects. The Company is and has been in material compliance with any term of any such Authorizations, except for any violations which would not reasonably be expected to have a Material Adverse Effect. The Company has not received notice of any claim, action, suit, proceeding, hearing, enforcement, investigation, arbitration or other action from any governmental authority or body or third party alleging that any product, operation or activity is in violation of any Applicable Laws or Authorizations or has any knowledge that any such entity or third party is considering any such claim, litigation, arbitration, action, suit, investigation or proceeding, nor, to the Company’s knowledge, has there been any material noncompliance with or violation of any Applicable Laws by the Company that could reasonably be expected to require the issuance of any such communication or result in an investigation, corrective action, or enforcement action by any governmental body or entity.

(v)    Transactions with Affiliates and Employees. Except as set forth on Section 3(v) of the Disclosure Schedule, none of the officers or directors of the Company or any Subsidiary and, to the knowledge of the Company, none of the employees of the Company or any Subsidiary is presently a party to any transaction with the Company or any Subsidiary (other than for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, providing for the borrowing of money from or lending of money to or otherwise requiring payments to or from any officer, director or such employee or, to the knowledge of the Company, any entity in which any officer, director, or any such employee has a substantial interest or is an officer, director, trustee, stockholder, member or partner, in each case in excess of US$120,000 other than for (i) payment of salary, bonus or consulting fees for services rendered, (ii) reimbursement for expenses incurred on behalf of the Company and (iii) other employee benefits, including stock option agreements under any stock option plan or equity incentive plans of the Company.

(w)     Officers’ Certificate. Any certificate signed by any duly authorized officer of the Company and delivered to the Buyers shall be deemed a representation and warranty by the Company to the Buyers as to the matters covered thereby.

4.	COVENANTS.

(a)    [Reserved].

(b)    Prospectus Delivery. Prior to the execution of this Agreement, the Company shall have delivered to the Buyer, and as soon as practicable after execution of this Agreement the Company shall file, the Prospectus Supplement with respect to the Common Shares to be issued on the Closing Date, as required under, and in conformity with, the Securities Act, including Rule 424(b) thereunder. The Company shall provide Buyer a reasonable opportunity to comment on a draft of each Prospectus Supplement, shall give due consideration to all such comments and shall deliver or make available to the Buyer, without charge, an electronic copy of each form of Prospectus Supplement, together with the Prospectus, on the Closing Date (which such delivery may be satisfied via a link to the filing on the SEC’s Electronic Data Gathering, Analysis, and Retrieval “EDGAR” system). The Company consents to the use of the Prospectus (and of any Prospectus Supplements thereto) in accordance with the provisions of the Securities Act and with the securities or “blue sky” laws of the jurisdictions in which the Common Shares may be sold by Buyer, in connection with the offering and sale of the Common Shares and for such period of time thereafter as the Prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Securities Act) is required by the Securities Act to be delivered in connection with sales of the Common Shares. If during such period of time any event shall occur that in the judgment of the Company and its counsel is required to be set forth in the Registration Statement or the Prospectus or should be set forth therein in order to make the statements made therein (in the case of the Prospectus, in light of the circumstances under which they were made) not misleading, or if it is necessary to amend the Registration Statement or supplement or amend the Prospectus or any free writing prospectus to comply with the Securities Act or any other applicable law or regulation, the Company shall forthwith prepare and file with the SEC an appropriate amendment to the Registration Statement or Prospectus Supplement to the Prospectus (or supplement to the free writing prospectus) and shall expeditiously furnish or make available to the Buyer an electronic copy thereof (which may be satisfied by delivering a link to the filing on the SEC’s EDGAR system).

(c)    Blue Sky Laws. The Company shall, on or before the Closing Date, take such action as the Company shall reasonably determine is necessary in order to obtain an exemption for, or to, qualify the Securities for sale to Buyer at the Closing pursuant to this Agreement under applicable securities or “Blue Sky” laws of the states of the United States (or to obtain an exemption from such qualification), and shall provide evidence of any such action so taken to Buyer on or prior to the Closing Date.

(d)    Reporting Status. Until the date on which Buyer shall have sold all of the Securities (the “Reporting Period”), the Company shall timely file all reports required to be filed with the SEC pursuant to the Exchange Act, and the Company shall not terminate its status as an issuer required to file reports under the Exchange Act even if the Exchange Act or the rules and regulations thereunder would no longer require or otherwise permit such termination.

(e)    Listing. The Company hereby agrees to use best efforts to maintain the listing or quotation of the Common Stock on the Trading Market on which it is currently listed, and concurrently with the Closing, the Company shall have applied to list or quote all of the Common Shares and the Warrant Shares on such Trading Market and promptly secure the listing of all of the Common Shares and the Warrant Shares on such Trading Market. The Company further agrees, if the Company applies to have the Common Stock traded on any other Trading Market, it will then include in such application all of the Common Shares and the Warrant Shares, and will take such other action as is necessary to cause all of the Common Shares and the Warrant Shares to be listed or quoted on such other Trading Market as promptly as possible. The Company will then take all action reasonably necessary to continue the listing and trading of its Common Stock on a Trading Market and will comply in all respects with the Company’s reporting, filing and other obligations under the bylaws or rules of the Trading Market. The Company agrees to take all reasonable action to maintain the eligibility of the Common Stock for electronic transfer through the DTC or another established clearing corporation, including, without limitation, by timely payment of fees to the DTC or such other established clearing corporation in connection with such electronic transfer.

(f)    Exchange Cap. The Buyers and the Company agree that the total cumulative number of shares of Common Stock issued to the Buyers under the Transaction Documents may not exceed 19.99% of the number of shares of Common Stock issued and outstanding (the “Exchange Cap”) pursuant to the requirements of Rule 5635(d) of The Nasdaq Stock Market LLC or other applicable rules of the Trading Market, except that such limitation will not apply following the Company’s receipt of stockholder approval. For purposes of this paragraph, the Exchange Cap shall be calculated based on the number of shares of Common Stock issued and outstanding as of the date of this Agreement, which number shall be reduced, on a share-for-share basis, by the number of shares of Common Stock issued or issuable pursuant to any transaction or series of transactions that may be aggregated with the transactions contemplated by this Agreement under the applicable rules of the Trading Market.

(g)    Legal Compliance. The Company shall conduct its business and the business of its Subsidiaries in compliance with all laws, ordinances or regulations of governmental entities applicable to such businesses, except where the failure to do so would not have a Material Adverse Effect.

(h)    Removal of Legends.

(i)    The Warrants and the Warrant Shares may only be disposed of in compliance with state and federal securities laws. In connection with any transfer of Warrants or Warrant Shares other than pursuant to an effective registration statement or Rule 144, to the Company or to an Affiliate of a Buyer or in connection with a pledge as contemplated in Section 4(h), the Company may require the transferor thereof to provide to the Company an opinion of counsel selected by the transferor and reasonably acceptable to the Company, the form and substance of which opinion shall be reasonably satisfactory to the Company, to the effect that such transfer does not require registration of such transferred Warrant under the Securities Act.

(ii)    Buyer agrees to the imprinting, so long as is required by this Section 4(h), of a legend on any of the Warrants or the Warrant Shares in the following form:

(iii)    NEITHER THIS SECURITY NOR THE SECURITIES INTO WHICH THIS SECURITY IS EXERCISABLE HAS BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQ UIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS. THIS SECURITY AND THE SECURITIES ISSUABLE UPON EXERCISE OF THIS SECURITY MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT WITH A REGISTERED BROKER-DEALER OR OTHER LOAN WITH A FINANCIAL INSTITUTION THAT IS AN “ACCREDITED INVESTOR” AS DEFINED IN RULE 501(a) UNDER THE SECURITIES ACT OR OTHER LOAN SECURED BY SUCH SECURITIES.

(iv)    The Company acknowledges and agrees that a Buyer may from time to time pledge pursuant to a bona fide margin agreement with a registered broker-dealer or grant a security interest in some or all of the Warrants or Warrant Shares to a financial institution that is an “accredited investor” as defined in Rule 501(a) under the Securities Act and, if required under the terms of such arrangement, such Buyer may transfer pledged or secured Warrants or Warrant Shares to the pledgees or secured parties. Such a pledge or transfer would not be subject to approval of the Company and no legal opinion of legal counsel of the pledgee, secured party or pledgor shall be required in connection therewith. Further, no notice shall be required of such pledge. At the Buyer’s expense, the Company will execute and deliver such reasonable documentation as a pledgee or secured party of Warrants and Warrant Shares may reasonably request in connection with a pledge or transfer of the Warrants or Warrant Shares

(v)    Certificates evidencing the Warrant Shares shall not contain any legend (including the legend set forth in Section 4(h) hereof): (i) while a registration statement covering the resale of such security is effective under the Securities Act, or (ii) following any sale of such Warrant Shares pursuant to Rule 144 (assuming cashless exercise of the Warrants), or (iii) if such Warrant Shares are eligible for sale under Rule 144 (assuming cashless exercise of the Warrants), or (iv) if such legend is not required under applicable requirements of the Securities Act (including judicial interpretations and pronouncements issued by the staff of the SEC). The Company shall cause its counsel to issue a legal opinion to the Transfer Agent or each Buyer promptly if required by the Transfer Agent to effect the removal of the legend hereunder, or if requested by Buyer, respectively, in each case at such Buyer’s expense. If all or any portion of a Warrant is exercised at a time when there is an effective registration statement to cover the resale of the Warrant Shares, or if such Warrant Shares may be sold under Rule 144 (assuming cashless exercise of the Warrants) or if such legend is not otherwise required under applicable requirements of the Securities Act (including judicial interpretations and pronouncements issued by the staff of the SEC) then such Warrant Shares shall be issued free of all legends. The Company agrees that following such time as such legend is no longer required under this Section 4(h)(v), the Company will, no later than the earlier of (i) one (1) Trading Day and (ii) the number of Trading Days comprising the Standard Settlement Period (as defined below) following the delivery by a Buyer to the Company or the Transfer Agent of a certificate representing Warrant Shares, as applicable, issued with a restrictive legend (such date, the “Legend Removal Date”), deliver or cause to be delivered to such Buyer a certificate representing such shares that is free from all restrictive and other legends. The Company may not make any notation on its records or give instructions to the Transfer Agent that enlarge the restrictions on transfer set forth in this Section 4(h). Warrant Shares subject to legend removal hereunder shall be transmitted by the Transfer Agent to a Buyer by crediting the account of such Buyer’s prime broker with the DTC System as directed by the Buyer. As used herein, “Standard Settlement Period” means the standard settlement period, expressed in a number of Trading Days, on the Company’s primary Trading Market with respect to the Common Stock as in effect on the date of delivery of a certificate representing Warrant Shares issued with a restrictive legend.

(vi)     In addition to such Buyer’s other available remedies, the Company shall pay to a Buyer, in cash, either (i) as partial liquidated damages and not as a penalty, for each $1,000 of Warrant Shares (based on the VWAP of the Common Stock on the date such Securities are submitted to the Transfer Agent) delivered for removal of the restrictive legend and subject to Section 4(h)(ii), $10 per Trading Day (increasing to $20 per Trading Day five (5) Trading Days after such damages have begun to accrue) for each Trading Day after the Legend Removal Date until such certificate is delivered without a legend and (ii) if the Company fails to (a) issue and deliver (or cause to be delivered) to a Buyer by the Legend Removal Date a certificate representing the Securities so delivered to the Company by such Buyer that is free from all restrictive and other legends or (b) if after the Legend Removal Date such Purchaser purchases (in an open market transaction or otherwise) shares of Common Stock to deliver in satisfaction of a sale by such Buyer of all or any portion of the number of shares of Common Stock, or a sale of a number of shares of Common Stock equal to all or any portion of the number of shares of Common Stock, that such Buyer anticipated receiving from the Company without any restrictive legend, then an amount equal to the excess of such Buyer’s total purchase price (including brokerage commissions and other out-of-pocket expenses, if any) for the shares of Common Stock so purchased (including brokerage commissions and other out-of-pocket expenses, if any) (the “Buy-In Price”) over the product of (A) such number of Warrant Shares that the Company was required to deliver to such Buyer by the Legend Removal Date multiplied by (B) the lowest closing sale price of the Common Stock on any Trading Day during the period commencing on the date of the delivery by such Buyer to the Company of the applicable Warrant Shares (as the case may be) and ending on the date of such delivery and payment under this Section 4(h)(vi)

(vii)    The Common Shares shall be issued free of legends.

(i)    Furnishing of Information. Until the earlier of the time that (i) no Buyer owns any of the Securities, and (ii) the Warrants have expired, the Company covenants to timely file (or obtain extensions in respect thereof and file within the applicable grace period) all reports required to be filed by the Company after the date hereof pursuant to the Exchange Act even if the Company is not then subject to the reporting requirements of the Exchange Act.

(j)    Form D; Blue Sky Filings. The Company agrees to timely file a Form D with respect to the Warrant and Warrant Shares as required under Regulation D and to provide a copy thereof, promptly upon request of any Buyer. The Company shall take such action as the Company shall reasonably determine is necessary in order to obtain an exemption for, or to qualify the Warrant and Warrant Shares for, sale to the Buyers at the Closing under applicable securities or “Blue Sky” laws of the states of the United States, and shall provide evidence of such actions promptly upon request of any Buyer.

(k)    Current Report. The Company shall, not later than 9:00 a.m., New York City time, on the second Business Day after the date of this Agreement, publish a press release and file with the SEC a current report on Form 8-K describing all the material terms of the transactions contemplated by the Transaction Documents in the form required by the Exchange Act and attaching all the material Transaction Documents (including any exhibits thereto, the “Current Report”), which Current Report shall include all material, nonpublic information required to be disclosed in connection with the transactions contemplated by the Transaction Documents. The Company shall provide the Buyers and their legal counsel a reasonable opportunity to comment on a draft of the Current Report prior to filing the Current Report with the SEC and shall give due consideration to all such comments that are timely received by the Company. In addition, effective upon the filing of the Current Report, the Company acknowledges and agrees that any and all confidentiality or similar obligations, whether written or oral, between the Company, any of its Subsidiaries or any of their respective officers, directors, Affiliates, employees or agents, on the one hand, and Buyers or any of their respective officers, directors, Affiliates, employees or agents, on the other hand shall terminate. The Company shall not, and the Company shall cause each of its subsidiaries and each of its and their respective officers, directors, employees and agents not, to provide the Buyers with any material, non-public information regarding the Company or any of its subsidiaries without the express prior written consent of the Buyers (which may be granted or withheld in each Buyer’s sole discretion).

(l)    Reservation of Common Stock. As of the date hereof, the Company has reserved and the Company shall continue to reserve and keep available at all times, free of preemptive rights, a sufficient number of shares of Common Stock for the purpose of enabling the Company to issue the Common Shares pursuant to this Agreement and Warrant Shares pursuant to any exercise of the Warrants.

(m)    Non-Public Information. Except with respect to the material terms and conditions of the transactions contemplated by the Transaction Documents, which shall be disclosed pursuant to Section 4(k), the Company covenants and agrees that neither it, nor any other Person acting on its behalf will provide any Buyer or its agents or counsel with any information that constitutes, or the Company reasonably believes constitutes, material non-public information, unless prior thereto such Buyer shall have consented in writing to the receipt of such information and agreed in writing with the Company to keep such information confidential. The Company understands and confirms that each Buyer shall be relying on the foregoing covenant in effecting transactions in securities of the Company. To the extent that the Company, any of its Subsidiaries, or any of their respective officers, directors, agents, employees or controlled Affiliates delivers any material, non-public information to a Buyer without such Buyer’s consent, the Company hereby covenants and agrees that such Buyer shall not have any duty of confidentiality to the Company, any of its Subsidiaries, or any of their respective officers, directors, employees, controlled Affiliates or agents, including, without limitation, the Placement Agent, or a duty to the Company, any of its Subsidiaries or any of their respective officers, directors, employees, Affiliates or agents, including, without limitation, the Placement Agent, not to trade on the basis of, such material, non-public information, provided that the Buyer shall remain subject to applicable law. To the extent that any notice provided pursuant to any Transaction Document constitutes, or contains, material, non-public information regarding the Company or any Subsidiaries, the Company shall simultaneously with the delivery of such notice file such notice with the SEC pursuant to a Current Report on Form 8-K. The Company understands and confirms that each Purchaser shall be relying on the foregoing covenant in effecting transactions in securities of the Company.

(n)    Indemnification of Buyer. Subject to the provisions of this Section 4(n), the Company will indemnify (to the fullest extent permitted by applicable law) and hold each Buyer and its directors, officers, shareholders, members, managers, partners, employees and agents (and any other Persons with a functionally equivalent role of a Person holding such titles notwithstanding a lack of such title or any other title), each Person who controls such Buyer (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act), and the directors, officers, shareholders, agents, members, partners or employees (and any other Persons with a functionally equivalent role of a Person holding such titles notwithstanding a lack of such title or any other title) of such controlling persons (each, a “Buyer Party”) harmless from any and all losses, liabilities, obligations, claims, contingencies, damages, costs and expenses, including all judgments, amounts paid in settlements, court costs and reasonable attorneys’ fees and costs of investigation that any such Buyer Party may suffer or incur as a result of or relating to (a) any breach of any of the representations, warranties, covenants or agreements made by the Company in this Agreement or in the other Transaction Documents or (b) any action instituted against the Buyer Parties in any capacity, or any of them or their respective Affiliates, by any stockholder of the Company who is not an Affiliate of such Buyer Party, with respect to any of the transactions contemplated by the Transaction Documents (unless such action is solely based upon a material breach of such Buyer Party’s representations, warranties or covenants under the Transaction Documents or any agreements or understandings such Buyer Party may have with any such stockholder or any violations by such Buyer Party of state or federal securities laws or any conduct by such Buyer Party which is finally judicially determined to constitute fraud, gross negligence or willful misconduct) or (c) in connection with any registration statement of the Company providing for the resale by the Buyer of the Warrant Shares issued and issuable upon the exercise of the Warrants. The Company will indemnify each Buyer Party, to the fullest extent permitted by applicable law, from and against any and all losses, claims, damages, liabilities, costs (including, without limitation, reasonable attorneys’ fees) and expenses, as incurred, arising out of or relating to (i) any untrue or alleged untrue statement of a material fact contained in such registration statement, any prospectus or any form of prospectus or in any amendment or supplement thereto or in any preliminary prospectus, or arising out of or relating to any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein (in the case of any prospectus or supplement thereto, in the light of the circumstances under which they were made) not misleading, except to the extent, but only to the extent, that such untrue statements or omissions are based solely upon information regarding such Buyer Party furnished in writing to the Company by such Buyer Party expressly for use therein, or (ii) any violation or alleged violation by the Company of the Securities Act, the Exchange Act or any state securities law, or any rule or regulation thereunder in connection therewith. If any action shall be brought against any Buyer Party in respect of which indemnity may be sought pursuant to this Agreement, such Buyer Party shall promptly notify the Company in writing, and the Company shall have the right to assume the defense thereof with counsel of its own choosing reasonably acceptable to the Buyer Party. Any Buyer Party shall have the right to employ separate counsel in any such action and participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Buyer Party except to the extent that (i) the employment thereof has been specifically authorized by the Company in writing, (ii) the Company has failed after a reasonable period of time to assume such defense and to employ counsel or (iii) in such action there is, in the reasonable opinion of counsel, a material conflict on any material issue between the position of the Company and the position of such Buyer Party, in which case the Company shall be responsible for the reasonable fees and expenses of no more than one such separate counsel. The Company will not be liable to any Buyer Party under this Agreement (y) for any settlement by a Buyer Party effected without the Company’s prior written consent, which shall not be unreasonably withheld or delayed; or (z) to the extent, but only to the extent that a loss, claim, damage or liability is attributable to any Buyer Party’s breach of any of the representations, warranties, covenants or agreements made by such Buyer Party in this Agreement or in the other Transaction Documents. The indemnification required by this Section 4(n) shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as and when bills are received or are incurred. The indemnity agreements contained herein shall be in addition to any cause of action or similar right of any Buyer Party against the Company or others and any liabilities the Company may be subject to pursuant to law.

(o)    Exercise Procedures. The form of Notice of Exercise included in the Warrants set forth the totality of the procedures required of the Buyers in order to exercise the Warrants. No additional legal opinion, other information or instructions shall be required of the Buyers to exercise their Warrants. Without limiting the preceding sentences, no ink-original Notice of Exercise shall be required, nor shall any medallion guarantee (or other type of guarantee or notarization) of any Notice of Exercise form be required by the Company in order to exercise the Warrants. The Company shall honor exercises of the Warrants and shall deliver the Warrant Shares, as the case may be, in accordance with the terms, conditions and time periods set forth in the Transaction Documents.

(p)    Registration Statement. As soon as practicable (and in any event within 30 calendar days of the date of this Agreement), the Company shall file a registration statement on Form S-1 (or other appropriate form) providing for the resale by the Buyers of the Warrant Shares issued and issuable upon exercise of the Warrants.  The Company shall use commercially reasonable efforts to cause such registration statement to become effective as soon as practicable (and in any event within 60 calendar days following the Closing Date) and keep such registration statement effective at all times until no Buyer owns any Warrants or Warrant Shares issuable upon exercise thereof.

(q)    Subsequent Equity Sale. From the date hereof until sixty (60) days after the Closing Date, neither the Company nor any Subsidiary shall (i) issue, enter into any agreement to issue or announce the issuance or proposed issuance of any shares of Common Stock or any securities of the Company or the Subsidiaries which would entitle the holder thereof to acquire at any time Common Stock, including, without limitation, any debt, preferred stock, right, option, warrant or other instrument that is at any time convertible into or exercisable or exchangeable for, or otherwise entitles the holder thereof to receive, Common Stock, or (ii) file any registration statement or any amendment or supplement with respect thereto, other than (A) the Prospectus Supplement, (B) the filing of a registration statement on Form S-1 in connection herewith, and (C) the filing of a registration statement on Form S-8 in connection with any employee benefit plan. Notwithstanding the foregoing, this Section 4(q) shall not apply to Exempt Issuances. For the avoidance of doubt, nothing in this Section 4(q) shall be deemed to prevent the Company from filing a registration statement in connection with any registration rights obligations in existence prior to the date hereof.

5.	TRANSFER AGENT INSTRUCTIONS.

(a)    Register. The Company shall maintain at its principal executive offices (or such other office or agency of the Company as it may designate by notice to each holder of Securities), a register for the Common Shares and Warrants in which the Company shall record the name and address of the Person in whose name the Common Shares and Warrants have been issued (including the name and address of each transferee), the number of Common Shares and Warrants held by such Person. The Company shall keep the register open and available to the Buyers during business hours for inspection after reasonable notice to the Company from a Buyer or its legal representatives.

(b)    Transfer Agent Instructions. The Company shall issue irrevocable instructions to its Transfer Agent (the “Irrevocable Transfer Agent Instructions”) to credit shares to the applicable balance accounts at DTC, registered in the name of each Buyer, for the Common Shares in such amounts as specified by such Buyer prior to the Closing Date. The Company represents and warrants that no instruction other than the Irrevocable Transfer Agent Instructions referred to in this Section 5(b) will be given by the Company to its Transfer Agent with respect to the Common Shares, and that the Common Shares shall otherwise be freely transferable on the books and records of the Company, as applicable, to the extent provided in this Agreement and the other Transaction Documents. The Company shall cause its counsel to issue a legal opinion referred to in the Irrevocable Transfer Agent Instructions to the Transfer Agent at the Closing. Any fees (with respect to the Transfer Agent, counsel to the Company or otherwise) associated with the issuance of such opinions or the removal of any legends on any of the Securities shall be borne by such Buyer.

6.	GOVERNING LAW; MISCELLANEOUS.

(a)    Governing Law; Jurisdiction. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware applicable to contracts made and to be performed in the State of Delaware. Each of the Company and the Buyers irrevocably consents to the exclusive jurisdiction of the United States federal courts and the state courts located in the City of Wilmington, New Castle County, State of Delaware, in any suit or proceeding based on or arising under this Agreement and irrevocably agrees that all claims in respect of such suit or proceeding may be determined in such courts. The Company irrevocably waives the defense of an inconvenient forum to the maintenance of such suit or proceeding. The Company further agrees that service of process upon the Company mailed by first class mail shall be deemed in every respect effective service of process upon the Company in any such suit or proceeding. Nothing herein shall affect the right of a Buyer to serve process in any other manner permitted by law. The Company agrees that a final non-appealable judgment in any such suit or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on such judgment or in any other lawful manner.

(b)    Headings; Gender. The headings of this Agreement are for convenience of reference and shall not form part of, or affect the interpretation of, this Agreement. Unless the context clearly indicates otherwise, each pronoun herein shall be deemed to include the masculine, feminine, neuter, singular and plural forms thereof. The terms “including,” “includes,” “include” and words of like import shall be construed broadly as if followed by the words “without limitation.” The terms “herein,” “hereunder,” “hereof” and words of like import refer to this entire Agreement instead of just the provision in which they are found.

(c)    Counterparts. This Agreement may be executed in two or more identical counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party. In the event that any signature is delivered by facsimile transmission or by an e-mail which contains a portable document format (.pdf) file of an executed signature page, such signature page shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such signature page were an original thereof.

(d)    Severability. If any provision of this Agreement shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement or the validity or enforceability of this Agreement in any other jurisdiction.

(e)    Entire Agreement; Amendments. This Agreement and the other Transaction Documents (including any schedules and exhibits hereto and thereto) contain the entire understanding of each Buyer, the Company, their Affiliates and persons acting on their behalf with respect to the matters covered herein and therein and, except as specifically set forth herein or therein, neither the Company nor Buyer make any representation, warranty, covenant or undertaking with respect to such matters. No provision of this Agreement may be waived other than by an instrument in writing signed by the party to be charged with enforcement, and no provision of this Agreement may be amended other than by an instrument in writing signed by the Company and the Buyers.

(f)    Notices. Any notices, consents, waivers or other communications required or permitted to be given under the terms of this Agreement must be in writing and will be deemed to have been delivered: (i) upon receipt, when delivered personally; (ii) upon receipt, when sent by facsimile (provided confirmation of transmission is mechanically or electronically generated and kept on file by the sending party) or electronic mail (provided that such sent email is kept on file (whether electronically or otherwise) by the sending party and the sending party does not receive an automatically generated message from the recipient’s email server that such e-mail could not be delivered to such recipient); or (iii) one (1) Business Day after deposit with an overnight courier service with next day delivery specified, in each case, properly addressed to the party to receive the same. The addresses, facsimile numbers and e-mail addresses for such communications shall be:

(i)    If to the Company:

NRx Pharmaceuticals, Inc.

1201 Orange Street, Suite 600

Wilmington, DE, 19801

Telephone: (484) 254-6134

Attention: Jonathan Javitt, CEO

E-Mail: jjavitt@nrxpharma.com

with a copy simultaneously transmitted by like means (which transmittal shall not constitute notice hereunder) to:

Disclosure Law Group, a Professional Corporation

600 West Broadway, Suite 700

San Diego, CA 92101

Telephone: (619) 272-7050

Attention: Jack Kennedy

E-Mail: jkennedy@disclosurelawgroup.com

(ii)    If to a Buyer, to its address, e-mail address and facsimile number set forth on the signature pages attached hereto, with copies to such Buyer’s representatives as set forth on the signature pages attached hereto, with a copy simultaneously transmitted by like means (which transmittal shall not constitute notice hereunder) to:

Sullivan & Worcester LLP

1251 Avenue of the Americas, 19th Floor

New York, New York 10020

Telephone: (212) 660-3060

Attention: David Danovitch

E-Mail: ddanovitch@sullivanlaw.com

or to such other address, e-mail address and/or facsimile number and/or to the attention of such other Person as the recipient party has specified by written notice given to each other party five (5) days prior to the effectiveness of such change. Written confirmation of receipt (A) given by the recipient of such notice, consent, waiver or other communication, (B) mechanically or electronically generated by the sender’s facsimile machine or e-mail containing the time, date, recipient facsimile number and, with respect to each facsimile transmission, an image of the first page of such transmission or (C) provided by an overnight courier service shall be rebuttable evidence of personal service, receipt by facsimile or receipt from an overnight courier service in accordance with clause (i), (ii) or (iii) above, respectively.

(g)    Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their successors and assigns. Except as provided herein, neither party hereto may assign this Agreement or any rights or obligations hereunder without the prior written consent of the other party.

(h)    Third Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other person.

(i)    Survival. The representations, warranties, agreements and covenants shall survive the Closing.

(j)    Further Assurances. Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

(k)    Construction. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party. No specific representation or warranty shall limit the generality or applicability of a more general representation or warranty. Each and every reference to share prices, shares of Common Stock and any other numbers in this Agreement that relate to the Common Stock shall be automatically adjusted for any stock splits, stock dividends, stock.

[Signature Pages Follow]

   IN WITNESS WHEREOF, Buyer and the Company have caused their respective signature page to this Agreement to be duly executed as of the date first written above.

COMPANY:

NRX PHARMACEUTICALS, INC.

By:
Name:
Title:

[PURCHASER SIGNATURE PAGES TO SECURITIES PURCHASE AGREEMENT]

IN WITNESS WHEREOF, Buyer and the Company have caused their respective signature page to this Agreement to be duly executed as of the date first written above.

Name of Purchaser:

Signature of Authorized Signatory of Purchaser:

Name of Authorized Signatory:

Title of Authorized Signatory:

Email Address of Authorized Signatory:

Address for Notice to Purchaser:

Address for Delivery of Warrants to Purchaser (if not same as address for notice):

Subscription Amount: $

Shares:

Warrant Shares:                                    Beneficial Ownership Blocker: ☐ 4.99% or ☐ 9.99%

EIN Number:

☐ Notwithstanding anything contained in this Agreement to the contrary, by checking this box (i) the obligations of the above-signed to purchase the securities set forth in this Agreement to be purchased from the Company by the above-signed, and the obligations of the Company to sell such securities to the above-signed, shall be unconditional and all conditions to Closing shall be disregarded, (ii) the Closing shall occur on the second (2nd) Trading Day following the date of this Agreement and (iii) any condition to Closing contemplated by this Agreement (but prior to being disregarded by clause (i) above) that required delivery by the Company or the above-signed of any agreement, instrument, certificate or the like or purchase price (as applicable) shall no longer be a condition and shall instead be an unconditional obligation of the Company or the above-signed (as applicable) to deliver such agreement, instrument, certificate or the like or purchase price (as applicable) to such other party on the Closing Date.